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                                                                    EXHIBIT 23.2




Berenfeld, Spritzer, Shechter & Sheer
Certified Public Accountants
Miami, Florida


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our audit report dated April 14, 2003 on the financial statements of Dialog Group, Inc. as of December 31, 2002 for the filing with and attachment to the Form S-8.




/s/ Berenfeld, Spritzer, Schechter, & Sheer
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Berenfeld, Spritzer, Shechter & Sheer.
Certified Public Accountants
Pinecrest, Florida

April 21, 2003